SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) Securities
                              Exchange Act of 1934

Filed by the registrant [  ]
Filed by a party other than the registrant [ X]

Check the appropriate box:
     [ ] Preliminary proxy statement
     [ ] Definitive proxy statement
     [X] Definitive additional materials
     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      AMERICAN INDUSTRIAL PROPERTIES REIT
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                PURE WORLD, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     [ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     [ ] $500 per  each  party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     [ ] Fee computed on table below per Exchange  Act Rules  14a-6(i)(4)  and
         0-11.

(1)      Title of each class of securities to which transaction applies:
            Shares of Beneficial Interest
--------------------------------------------------------------------------------

(2)      Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

--------------------------------------------------------------------------------

(4)      Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     [X] Fee previously paid with preliminary materials.
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:
--------------------------------------------------------------------------------

(2)      Form, schedule or registration statement no.:
--------------------------------------------------------------------------------

(3)      Filing party:
--------------------------------------------------------------------------------

(4)      Date filed:
--------------------------------------------------------------------------------
1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                            AMERICAN HOLDINGS, INC.
                               56 Pennbrook Road
                          Far Hills, New Jersey 07931
                                 (908) 766-7220
                              (908) 766-4101 (FAX)



                                August 17, 1994



Mr. D. Stewart Sprague, CFA
Assistant Vice President
U.S. Private Placements &
  High Yield Securities
Manulife Financial
200 Bloor Street East
North Tower, 6th Floor
Toronto, Ontario M4W 1E5
Canada

Dear Stewart:

     Thank you for your time today. American Industrial Properties under proper leadership could be an interesting situation.

     We would be prepared to support any reasonable program which protected the interest of ALL shareholders.

     I hope that you will give NorthCorp Realty Advisors an opportunity to pursue bidding on real estate assets which you have determined to sell. By copy of this letter I will ask Ms. Tacie Fox to contact you. Tacie has been responsible for purchasing $300,000,000 of distressed real estate assets for several major investment and commercial banks.

     When you are next in the New York City area, I would appreciate it if you would allow me to return your hospitality.

         Thank you again for your time and courtesy.

                                        Sincerely,


                                        /s/ Paul O. Koether
                                        -----------------------
                                        Paul O. Koether
                                        Chairman

POK:MB
cc:  Tacie Fox

P.S. I thought you might enjoy reading the enclosed book.

                        DOES WOLCOTT HAVE A SECRET DEAL?


         Public Storage Inc, a large California REIT, said in a recent SEC filing that they had conversations with American Industrial Properties REIT ( the "Trust") about a possible transaction between the two companies including discussions about compensation packages. We believe that these "conversations" were kept secret until the proxy contest commenced and it became known that Public Storage was a big stockholder. Now Wolcott brags that Public Storage, led by CEO B.Wayne Hughes, supports Wolcott.

WHAT'S THE DEAL, WOLCOTT? We don't know yet, but we think you can be sure that it will include some hefty long-term employment agreements for Wolcott.

                     WHO IS MR. HUGHES OF PUBLIC STORAGE ?

         Forbes Magazine(1) in October had this to say about Mr. Hughes, the CEO of Public Storage:

         "The fact is that Hughes charges a hefty price to investors who want to go along with him for the ride. A competitor, Charles Barbo, founder and chairman of Shurgard Storage Centers, says Hughes once chided him for leaving too much money on the table for his investors. Hughes does not deny he said that.
         In the last three years alone his Public Storage has received $31 million in management and advisory fees from Storage Equities; probably 60% of that is profit for Hughes."

         The Forbes article ends by stating that "We never said Wayne Hughes was a public benefactor. We just said he was one sharp real estate operator."

THE TRUST MAY BE IN PLAY. WHO SHOULD YOU TRUST TO MONITOR THIS PROCESS? Wolcott with his small stockholdings and big salaries, bonuses and benefits. OR Pure World with the value of its 888,000 shares at stake. Pure World which has promised not to take fees or compensation of any sort. Pure World which has committed to remain independent in the process of evaluating proposals.

--------
(1) Forbes Magazine, October 23, 1995, Howard Rudnitsky, The King of self-storage, p.126 Forbes Magazine has not given permission to reprint this material.

                               STICKS AND STONES

         Don't be fooled. Wolcott launches personal attacks against anyone or any entity that dares to oppose his regime of shareholder's equity going down, down, down while his compensation goes up, up, up. First he attacks Pure World and its CEO with unprecedented and unwarranted ferocity. Then he attacks Manufacturers Life, the second largest Canadian life insurance company and Fidelity, the world's largest mutual fund management company. Now he attacks other shareholders whose biggest fault, apparently, is that they will not support Wolcott and his failed rule. On the other hand Public Storage is praised by Wolcott notwithstanding its reputation spelled out so clearly, in our view, in the above quoted Forbes article. Whats the difference? We think we know. And, we believe when you think about where the Trust has been under his leadership and where the Trust may be headed under his leadership, you will vote for Pure World's nominees and vote for the Bylaw amendments.

              REMEMBER PURE WORLD WON'T TAKE COMPENSATION AND WILL
             REMAIN INDEPENDENT! IF ELECTED THERE IS NO WAY WE CAN
                BENEFIT WITHOUT BENEFITTING OTHER SHAREHOLDERS!

                REMEMBER THIS PICTURE OF WOLCOTT'S PERFORMANCE:


             [CHART INCORPORATED BY REFERENCE TO PERFORMANCE GRAPH ORIGINALLY FILED IN DEFA14A FILED BY PURE WORLD, INC.
                             ON NOVEMBER 21, 1995.]


              SAVE THE TRUST!                    ENOUGH IS ENOUGH!

Wolcott and Bricker, in our view, have demonstrated that they will say anything and do anything to save their jobs and compensation. Only you can stop them.


                              VOTE THE WHITE CARD
 Time is short. The meeting is December 13, 1995. If you need help to vote the White Proxy Card please contact Beacon Hill Partners, Inc. 1-800-755-5001.

                       PURE WORLD, INC. -- December 5, 1995